UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2014, the board of directors (the “Board”) of Generac Holdings Inc. (the “Company”) elected Mr. Ralph W. Castner to serve as a Class II director of the Company, effective May 2, 2014. The Board also appointed Mr. Castner to serve on the Audit Committee of the Board, effective May 2, 2014.

Mr. Castner has served as Executive Vice President, Chief Financial Officer, and Principal Accounting Officer of Cabela’s Incorporated since January 2010. From March 2006 until November 2010, Mr. Castner served as Chairman of World’s Foremost Bank, a wholly-owned bank subsidiary of Cabela’s. From July 2003 to January 2010, Mr. Castner was Vice President and Chief Financial Officer of Cabela’s. From 2000 to July 2003, Mr. Castner was Director of Accounting and Finance at Cabela’s and Treasurer of World’s Foremost Bank. Prior to joining Cabela’s, Mr. Castner was employed by First Data Corporation from 1990 to 2000, most recently as a Vice President. Prior to 1990, Mr. Castner was a certified public accountant with the public accounting firm of Touche Ross and Company. He earned both a Masters in Business Administration and a Bachelor of Business Administration degree from the University of Nebraska.

In connection with Mr. Castner’s appointment as a director, he will receive from the Company an amount of shares of fully vested common stock of the Company, par value $0.01 (“Common Stock”), equal to approximately $60,000 in value and pro-rated as of the effective date of his appointment.  Mr. Castner will not receive any additional remuneration for serving on the Board other than standard fees described in the Company’s proxy statement for its Annual Meeting of Stockholders held on June 12, 2013, paid by the Company to all of its non-management directors.

Mr. Castner is considered to be an independent director as defined by New York Stock Exchange rules. There are no transactions or relationships involving Mr. Castner and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Castner and any other person pursuant to which Mr. Castner was selected as a director.

Separately, on April 10, 2014, Mr. Stephen Murray, a Class II director of the Company, informed the Company that while he intends to complete the remainder of his term as a member of the Board of Directors of the Company, he declines to stand for re-election at the Company’s 2014 annual meeting of stockholders. Mr. Murray’s declination is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
	Name:	York Ragen
Date: April 14, 2014	Title:	Chief Financial Officer